Exhibit 99.1

RLF1 28754456v.1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE SKILLSOFT CORP. ) C.A. No. 2023 - 0288 - LWW ) [PROPOSED] FINAL ORDER AND JUDGMENT WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del . C . † 205 (the “Petition”) filed by petitioner Skillsoft Corp . , the Court having considered the factors in 8 Del . C . † 205 (d), and for good cause having been shown, IT IS HEREBY ORDERED this day of , 2023, that: 1. The Certificate of Amendment, including the filing and effectiveness thereof, is hereby validated and declared effective as of 12 : 09 p . m . (EDT) on June 10 , 2021 . 1 2. All shares of capital stock of the Company issued in reliance on the effectiveness of the Certificate of Amendment, including the 133 , 059 , 021 shares of Class A Common Stock and 3 , 840 , 000 shares of Class C Common Stock issued by the Company pursuant to the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares . 3. The above - captioned action is hereby CLOSED . The Honorable Lori W. Will 1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition . GRANTED EFiled: Mar 29 2023 03:08PM EDT Transaction ID 69685331 Case No. 2023 - 0288 - LWW

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69666534 Current Date: Mar 29, 2023 Case Number: 2023 - 0288 - LWW Case Name: In re Skillsoft Corp. Court Authorizer: Lori W. Will Court Authorizer Comments: The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 29, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023 - 0083 - LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action). /s/ Judge Lori W. Will